EXHIBIT 10.31

Option Number: NQ4060	27,768	Shares

ACORDA THERAPEUTICS, INC.

2006 Employee Stock Option Plan
Non-Statutory Stock Option Certificate

Acorda Therapeutics, Inc. (the “Company”), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, par value $0.001 per share, of the Company (the “Option”) under and subject to the Company’s 2006 Employee Stock Option Plan (the “Plan”) exercisable on the following terms and conditions and those set forth on the reverse side of this certificate:

Name of Optionee:	Andrew Hindman
Address:	550 West 45th Street #2903 New York, NY 10036
Social Security No:	###-##-####
Number of Shares:	27,768
Option Price:	$30.35
Date of Grant:	May 13, 2014
Vesting Start Date:	May 13, 2014

The Option is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Please refer to the table below for the details of the Exercisability Schedule as well as your E-Trade account under the Stock Plan tab. Total vesting shall not exceed 27,768.

Exercisability Schedule

Annual Shares	Vest Schedule Ending On Annual Vest Date	In Full
27,768	On Vest Date	May 13, 2017

Expiration Date: May 13, 2024

By acceptance of this Option, the Optionee agrees to the terms and conditions hereof.

ACORDA THERAPEUTICS, INC.

Date: _________                                                                           By: /s/ Ron Cohen
Name: Ron Cohen
Title:   President & CEO

ACCEPTED:

/s/ Andrew Hindman                                                                   Date: 11/13/14
Andrew Hindman

ACORDA THERAPEUTICS, INC. 2006 EMPLOYEE STOCK OPTION PLAN

Non-Statutory Stock Option Terms and Conditions

1.      Plan Incorporated by Reference.  This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan.  Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan.  This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference.  The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding.  Copies of the Plan may be obtained upon written request without charge from the President of the Company. In the event of a conflict between the Plan and this certificate, the terms of the Plan shall control unless otherwise expressly provided for herein.

2.      Option Price.  The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3.      Exercisability Schedule.  Subject to Section 12 below, this Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares.  This Option may not be exercised as to any shares after the Expiration Date.

        4.    Method of Exercise.  To exercise this Option, the Optionee shall deliver written notice of exercise to the President of the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery, as the Committee may at the time of exercise approve.  Promptly following such notice, the Company will deliver to the Optionee a certificate representing the number of shares with respect to which the Option is being exercised.

5.      Non-Statutory Stock Option.  The Option is a Non-Statutory Stock Option.

6.      Rights as a Stockholder or Employee.  The Optionee shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above.  The Optionee shall not have any rights to continued employment by the Company or any Subsidiary by virtue of the grant of this Option.

7.      Tender Offer; Change in Control.  Subject to Section 12 below, as provided in the Plan, in the event of certain corporate transactions affecting the Company’s outstanding Common Stock, if this Option is not assumed or substituted as described in the Plan, the Option may be adjusted or terminated as set forth in the Plan.

8.      Option Not Transferable.  This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by Optionee.  Any attempted assignment, transfer, pledge, hypothecation or other disposition other than in accordance with the terms set forth herein and in the Plan shall be void and of no effect.

9.      Compliance with Securities Laws.  It shall be a condition to the Optionee’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both.  The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

10.           Payment of Taxes.  The Optionee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option.  The Committee may, in its discretion, require any other Federal or state taxes imposed on the sale of the shares to be paid by the Optionee.  In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery.  The Company and its Subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

11.           Vesting Upon Death.  In the event of the Optionee’s death while this Option is outstanding, this Option shall become fully vested, notwithstanding the vesting schedule in the Non-Statutory Stock Option  Certificate, provided that:

i)      the Optionee had at least one full year of service with the Company and had not been on probation during the 24-month period preceding death;

ii)      the Optionee had not been on disability for longer than two consecutive years at the time of death; and

iii)      the Optionee’s death was not due to suicide or did not result from any illness, injury, or disease that resulted from illegal drug use; was not incurred while the Optionee was engaged in criminal conduct; or was not intentionally self-inflicted.

12.           Change in Control.  Notwithstanding Section 11(b) of the Plan, if a Reorganization Event occurs while this Option is outstanding (other than a Reorganization Event constituting a Change in Control, as defined below, within three (3) years after the Date of Grant specified herein) and a successor corporation does not assume this Option or an equivalent Award is not substituted as provided under Section 11(a) of the Plan, then the Committee shall, upon written or electronic notice to the Optionee, provide that one of the following will occur with respect to this Option:

i)      this Option will become exercisable in full (or free from restrictions, as applicable) as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised or sold by the Optionee prior to the consummation of the Reorganization Event; or

ii)      this Option will terminate upon consummation of such Reorganization Event and the Optionee will receive, in exchange therefore, a cash payment equal to the amount (if any) by which (x) the amount payable in the Reorganization Event with respect to shares of Stock multiplied by the number of shares of Stock subject to this Option exceeds (y) the aggregate exercise price (if any) of this Option.

Notwithstanding anything to the contrary contained elsewhere in the Non-Statutory Stock Option Certificate or in Section 11 of the Plan, upon the occurrence of a Change in Control within three (3) years after the Date of Grant specified herein, this Option shall thereupon immediately be forfeited and terminate.

For purposes of this Section 12, a Change in Control refers to any of the following events:  a consolidation or merger of the Company if, after such consolidation or merger, shareholders of the Company immediately prior to such merger or consolidation hold, directly or indirectly, less than 50% of the voting stock of the surviving entity; a sale or transfer of all or substantially all of the assets of the Company in one or a series of transactions or a complete liquidation or dissolution of the Company; or any individual or entity or group acting in concert and affiliates thereof, acquires, directly or indirectly, more than 50% of the outstanding shares of voting stock of the Company.

13.           Entire Understanding.  This certificate and the Plan constitute the entire understanding between the Optionee and the Company regarding the Option.  Any prior agreements, commitments, or negotiations concerning the Option are superseded.